Exhibit 10.1
MP MATERIALS CORP.
2020 Stock Incentive Plan
Restricted Stock Award Notice
_____________________
Participant Name
You have been awarded shares of restricted stock of MP Materials Corp., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Stock Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock:	You have been awarded __________ restricted shares of Common Stock, par value $0.0001 per share, subject to adjustment as provided in Section 7.2 of the Agreement.

Grant Date:	________________

Vesting Schedule:
Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, the Award shall vest as follows: __________ (each such date, a “Vesting Date”).

MP MATERIALS CORP.

/s/ Ryan S. Corbett
Chief Financial Officer

Acknowledgment, Acceptance and Agreement:
By either signing below (manually or electronically) or by electronically accepting this Award within my stock plan account with the Company’s stock plan administrator according to the procedures then in effect and returning this Award Notice to MP Materials Corp., I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan. I have reviewed all of the provisions of this Award Notice, the Agreement and the Plan. By signing (manually or electronically) or electronically accepting this Award, I agree that this contract contains my signature, which I have executed with the intent to sign this Award Notice, and that this Award is granted under the Plan and governed by the terms and conditions of this Award Notice, the Agreement and the Plan and the applicable provisions (if any) contained in a written agreement between the Company, any Subsidiary, or any affiliate thereof and me. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee on questions relating to this Award, this Award Notice, the Agreement and the Plan, and, solely in so far as they relate to this Award, the applicable provisions (if any) contained in a written agreement between the Company, any Subsidiary, or any affiliate thereof and me.

__________________________
Holder

__________________________
Date

Signature Page to Restricted Stock Agreement

MP MATERIALS CORP.
2020 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
MP Materials Corp., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”), a restricted stock award (the “Award”) for the number of shares of the Company’s Common Stock, par value $0.0001 per share (“Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder (a) accepts this Agreement by executing (manually or electronically) the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepts this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect), (b) if required by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares of Stock subject to the Award if any shares of Stock are forfeited pursuant to Section 4 or if required under applicable laws or regulations and (c) agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Stock acquired upon the vesting of this Award. As soon as practicable after the Holder has executed such documents and returned them to the Company, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.
2.Rights as a Stockholder. Except as otherwise provided in this Agreement, the Holder shall have all rights as a holder of the Stock subject to the Award, including, without limitation, the right to receive dividends and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Stock unless and until such shares are forfeited pursuant to Section 4 hereof; provided, however, that each distribution with respect to shares of Stock that is a stock dividend or stock split, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or other distribution was made.
3.Custody and Delivery of Shares. The shares of Stock subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the shares of Stock duly noted, until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the shares of Stock subject to the Award until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof. After all or any portion of the Award shall have vested pursuant to Section 4 hereof, the Company shall, subject to Section 7.1 and Section 7.3 hereof, transfer the vested shares of Stock on its books or deliver the certificate or certificates for the vested shares of Stock, as applicable, to a brokerage account in the name of the Holder as designated by the Holder. If the Company delivers certificate(s) for the vested shares of Stock pursuant to the foregoing sentence, the Company shall also destroy the stock power or powers relating to such vested Stock delivered by the Holder pursuant to Section 1 hereof; provided that, if such stock power or powers also relate to unvested Stock, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested Stock.
4.Restriction Period and Vesting.
4.1.Service-Based Vesting Condition. Except as otherwise provided in this Section 4, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice if, and only if, the Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director or (iii) providing services continuously to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable Vesting Date specified in the Award Notice. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”
4.2.Termination of Employment due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then in either such case the Award shall become fully vested as of the date of such termination. For purposes of this Award, “Disability” shall mean the Holder’s absence from the Holder’s duties with the Company on a full-time basis for at least 180 consecutive days a result of Holder’s incapacity due to physical or mental illness; provided that, if such term or similar term is defined in a written agreement between the Holder and the Company, any Subsidiary, or any affiliate thereof, then “Disability” shall have the meaning set forth in such written agreement (the “Employment Agreement”).
4.3.Termination by the Company without Cause or by the Holder due to Good Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period (i) by the Company without Cause or (ii) if applicable, by the Holder due to Good Reason and, in each case, subject to the Holder’s execution and non-revocation of a customary release of claims in favor of the Company and its affiliates within the time-period specified in such release (but not to exceed 60 days following the Holder’s termination of employment), then the Award shall become fully vested as of the date of such termination. For purposes of this Award, “Cause” shall mean the Holder’s fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, willful and wrongful disclosure of confidential information, engagement in competition with the Company and any other conduct defined as “Cause” or a similar term in any Employment Agreement, in each case, while the Holder is rendering services in any capacity to the Company, any Subsidiary, or any affiliate thereof. For purposes of this Award, “Good Reason” shall have the meaning of such term or similar term as set forth in an Employment Agreement, provided that, to the extent Good Reason or such similar term is not defined in any Employment Agreement, the Good Reason provisions of this Agreement shall not apply.

4.4.Termination by the Company for Cause or by the Holder without Good Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period (i) by the Company for Cause or (ii) by the Holder’s resignation from employment without Good Reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.
4.5.Change in Control. In the event of a Change in Control, the shares of Stock subject to Award that were not vested immediately prior to such Change in Control, shall become fully vested.
5.Transfer Restrictions and Investment Representation.
5.1.Nontransferability of Award. During the Restriction Period, the shares of Stock subject to the Award and not then vested may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such shares shall be null and void.
5.2.Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
5.3.Legends. The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Stock together with any other legends that may be required by the Company or by state or federal securities laws:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MP MATERIALS CORP. A COPY OF

SUCH AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE CORPORATE SECRETARY OF MP MATERIALS CORP.
5.4.Stop-Transfer Notices. The Holder agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
5.5.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Stock shall have been so transferred.
6.Mutual Arbitration Provision. The Holder and the Company agree to arbitrate before a neutral arbitrator any and all disputes and claims between the Holder and the Company, including any parent, subsidiary or affiliate of the Company, in consideration of the benefits provided to the Holder under this Agreement. This provision is governed by the Federal Arbitration Act (9 U.S.C. § 1 et. Seq.) (the “FAA”).
6.1.Claims Covered By This Arbitration Provision. The Holder and the Company agree to arbitrate before a neutral arbitrator any and all disputes or claims between the Holder and the Company, including claims against any current or former officer, director, shareholder, agent or employee of the Company, that arise out of or relate to the Holder’s recruiting and/or hiring by, employment with or separation from the Company. This arbitration provision applies, without limitation, to existing or future disputes regarding any city, county, state or federal wage and hour law, trade secrets, unfair competition, compensation, breaks and rest periods, expense reimbursement, termination, discrimination, harassment, breach of contract, fraud, tort, defamation, and claims arising under the Uniform Trade Secrets Act, Civil Rights Acts, Americans Disabilities Act, Age Discrimination in Employment Act, Older Workers Benefit Protection Act, Family Medical Leave Act, Fair Labor Standards Act, Fair Credit Reporting Act, Genetic Information Non-Discrimination Act, claims for violations of Nevada law including but not limited to violation of Chapters 608 and 613 of the Nevada Revised Statutes, and any other state or local law or statute, if any, addressing the same or similar subject matters, and any other similar federal, state and local statutory and common law claims. This arbitration provision is intended to require arbitration of every claim or dispute that lawfully can be arbitrated, except for those claims and disputes which by the terms of this Agreement are expressly excluded.
6.2.Claims not Covered By This Arbitration Provision. Notwithstanding the above, the Holder and the Company agree that disputes and claims for workers’ compensation benefits, unemployment insurance, state or federal disability insurance, claims for benefits under a plan that is governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and claims for temporary equitable relief in the form of a temporary restraining order or preliminary injunction or any other temporary equitable remedy which may then be available, including the right to injunctive relief as provided in Section 6 herein, are not covered by this arbitration provision and shall therefore be resolved in any appropriate forum under the laws then in effect.
6.3.Final and Binding Arbitration. The Holder and the Company understand and agree that the arbitration of disputes and claims under this arbitration provision shall be in place of a court trial before a judge and/or jury. The Holder and the Company understand and agree that, by executing (manually or electronically) this Agreement, the parties are expressly waiving any and all rights to a trial before a judge and/pr jury regarding any disputes and claims which the parties now have or which they may in the future have that are subject to arbitration under this arbitration provision. The parties also understand and agree that the arbitrator’s decision will be final and binding on both the Holder and the Company, subject to confirmation and review on the grounds set forth in the FAA.
6.4.Class Action Waiver. All covered claims under this arbitration provision must be brought in the parties’ individual capacity and not as a plaintiff or class member in any purported class. The parties expressly waive any right with respect to any covered claims to submit, initiate or participate as a plaintiff or member in a class action, regardless of whether the action is filed in arbitration or in court. For the avoidance of doubt, this class action waiver will apply to the pending California lawsuit captioned Noriega v. MP Mine Operations LLC, Case No. CIVDS1903740 (San Bernardino Superior Court). Claims may not be joined or consolidated in arbitration with disputes brought by other individual(s), unless agreed to in writing by all parties. Furthermore, if a court orders that a class action should proceed, such action may only proceed in court, and in no event will such action proceed in arbitration. This class action waiver does not apply to representative actions under the Private Attorneys General Act of 2004, Cal. Labor Code §§ 2698, et seq. (“PAGA”).
6.5.Arbitration Procedures. The Holder and the Company understand and agree that the arbitration shall be conducted on an individual-claimant basis before a single arbitrator in accordance with, and pursuant to, the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). The AAA Rules may be found on the Internet at http://www.adr.org/Rules or by using an internet search engine to locate “AAA Employment Arbitration Rules and Mediation Procedures.”
6.6.Place of Arbitration. The Holder and the Company understand and agree that the arbitration shall take place in the county in which Holder works or worked at the time the arbitrable dispute or claim arose.
6.7.Cost of Arbitration. The Holder and the Company understand and agree that, to the extent required by controlling law, as determined by the arbitrator, the Company will bear the arbitrator’s fee and any other type of expense or cost that the Holder would not be required to bear if the dispute or claim was brought in court as well as any other expense or cost that is unique to arbitration.
6.8.Confidentiality. Except as may be required by law, neither a party nor the arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of both parties, unless to protect or pursue a legal right.

6.9.Resolution of Disputes. The Holder and the Company understand and agree that any dispute as to the arbitrability of a particular issue or claim pursuant to this arbitration provision is to be resolved in arbitration. The arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this arbitration provision, including, but not limited to any claim that all or any part of this arbitration provision is void or voidable.
6.10.Complete Agreement. The Holder and the Company understand and agree that this arbitration provision contains the complete agreement between the Company and the Holder regarding the subject of arbitration of disputes.
6.11.Knowing And Voluntary Agreement. THE HOLDER AND THE COMPANY UNDERSTAND AND AGREE THAT THE HOLDER AND THE COMPANY HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF THEIR OWN CHOOSING BEFORE SIGNING (MANUALLY OR ELECTRONICALLY) OR ELECTRONICALLY ACCEPTING THIS AGREEMENT, AND THE HOLDER AND THE COMPANY HAVE HAD AN OPPORTUNITY TO DO SO. THE HOLDER AND THE COMPANY AGREE THAT EACH HAS READ THIS ARBITRATION PROVISION CAREFULLY AND UNDERSTANDS ITS TERMS, AND THAT BY SIGNING (MANUALLY OR ELECTRONICALLY) OR ELECTRONICALLY ACCEPTING IT, EACH IS WAIVING ALL RIGHTS TO A TRIAL OR HEARING BEFORE A JUDGE OR A JURY OF ANY AND ALL DISPUTES AND CLAIMS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION PROVISION.
7.Additional Terms and Conditions of Award.
7.1.Withholding Taxes. (a) As a condition precedent to the delivery of the Stock or at such time as required by Section 7.8, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder. The Required Tax Payments shall be satisfied by the Company withholding whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments. Shares of Stock to be withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No share of Stock or certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.
7.2.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
7.3.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
7.4.Delivery of Stock. Subject to Section 7.1 and Section 7.3, upon the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered to the Holder the vested shares of Stock in accordance with Section 3. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 7.1.
7.5.Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by or to be engaged to render services to the Company, any Subsidiary or any affiliate thereof or affect in any manner the right of the Company, any Subsidiary or any affiliate thereof to terminate the employment or services of any person at any time.
7.6.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive on all parties.
7.7.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
7.8.Taxation. The Holder understands and agrees that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice. If the Holder makes an election under Section 83(b) of the Code, the Holder agrees to deliver the executed Section 83(b) election to the Company for filing with the Internal Revenue Service within five days following the date hereof. The Holder acknowledges and agrees that it is the Holder’s sole responsibility, and not the Company’s responsibility, to file a timely election under Section 83(b) of the Code, even if the Holder requests the Company or its representatives to make this filing on his or her behalf. The Holder shall have the sole responsibility for any tax liabilities arising from the Holder’s receipt of the Stock pursuant to this Award. The Holder understands and agrees that the Company, its Subsidiaries, or any affiliates thereof cannot and will not give and has not given advice to the Holder about the tax consequences to the Holder regarding the grant of this Award.
7.9.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to MP Materials Corp., Attn: General Counsel, 6720 Via Austi Parkway, Suite 450, Las Vegas, NV  89119, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
7.10.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
7.11.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
7.12.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
7.13.Severability. If any provision of the Plan (or portion thereof, including this Agreements) is held to be invalid, illegal or unenforceable by any court or arbitrator of competent jurisdiction, then solely as to such jurisdiction and subject to this Section 7.13, that provision shall be limited (“blue-penciled”) to the minimum extent necessary so that this Agreement shall otherwise remain enforceable in full force and effect in such jurisdiction and without affecting in any way the enforceability of this Agreement in other jurisdictions. To the extent such provision cannot be so modified, the offending provision shall, solely as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement in such jurisdiction and without affecting in any way the enforceability of this Agreement in other jurisdictions.
7.14.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
7.15.Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument. A facsimile, pdf, DocuSigned or other electronic signature will have the same force and effect as an original.